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

PRO FORMA EARNINGS NORMALIZATION SCHEDULE             U S WEST, INC.
(UNAUDITED)

                             Quarter Ended        Six Months Ended
In millions, except          June 30,     %         June 30,     %
per share amounts         1998    1997  Change   1998     1997 Change
----------------------- ------- ------- -------------- ------- ------

NORMALIZED PRO FORMA INCOME:
Reported pro forma
 net income            $  296  $   375  (21.1) $  689  $    755  (8.7)
Adjustments:
 Rural exchange sales       -      (18)    -        -       (29)   -
 Separation costs          68        -     -       68         -    -
 Asset impairment          21        -     -       21         -    -
                        ----------------         ----------------
Normalized pro forma
  income               $  385  $   357    7.8  $  778  $    726   7.2
                        ================         ================

NORMALIZED PRO FORMA
 BASIC EARNINGS PER SHARE:

Reported pro forma basic
 earnings per share    $ 0.59  $  0.75  (21.3) $ 1.37  $   1.52  (9.9)
Adjustments:
 Rural exchange sales       -    (0.04)    -        -     (0.06)   -
 Separation costs        0.13        -     -     0.13         -    -
 Asset impairment        0.04        -     -     0.04         -    -
                        ----------------         ----------------
Normalized pro forma
 basic earnings
 per share             $ 0.77  #$ 0.72  #  6.9 $ 1.55  #$  1.46   6.2
                        ================         ================

NORMALIZED PRO FORMA
 DILUTED EARNINGS
 PER SHARE:
Reported pro forma
 diluted earnings
 per share             $ 0.59  $  0.74   (20.3) $ 1.36  $  1.50  (9.3)
Adjustments:
 Rural exchange sales       -    (0.04)    -        -     (0.06)   -
 Separation costs        0.13        -     -      0.13        -    -
 Asset impairment        0.04        -     -      0.04        -    -
                        ----------------         ----------------
Normalized pro forma
 diluted earnings
 per share             $ 0.76  $  0.71  #  7.0  $ 1.54  #$ 1.44   6.9
                        ================         ================

# Amount does not foot due to rounding of the individual components.

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